EXHIBIT 99.1

                          ARONEX PHARMACEUTICALS, INC.
                     1993 AMENDED AND RESTATED NON-EMPLOYEE
                           DIRECTOR STOCK OPTION PLAN


     Aronex Pharmaceuticals, Inc., a Delaware Corporation (the "Company") hereby amends and restates its 1993 Non-Employee Director Stock Option Plan (this "Plan"), effective as of November 4, 1995, subject to stockholder approval.

          1. PURPOSE.

          The purpose of this Plan is to promote and advance the interests of the Company by aiding the Company in attracting and retaining qualified directors of the Company who, at the time of their service, are not employees of the Company or any of its subsidiaries ("Non-Employee Directors"), and to further align the interests of such Non-Employee Directors with those of stockholders through stock options. An additional purpose of this Plan is to recognize and reward the contributions of Non-Employee Directors who are actively involved in aspects of the Company's business beyond their role as directors.

          2. ADMINISTRATION.

          This Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"), which shall consist of not less than two members of the Board of Directors, each of whom will be a "disinterested person" within the meaning of Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect) as in effect from time to time and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. For the purposes of this Plan, a majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including (without limitation) the exercise of any power or discretion given to him under this
Plan, except those resulting from his own gross negligence or willful misconduct. All questions of interpretation and application of this Plan, or as to options granted hereunder (the "Options"), shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee.

          3. OPTION SHARES.

          The stock subject to the Options and other provisions of this Plan shall be shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"). The total amount of the Common Stock with respect to which Options may be granted shall not exceed 600,000 shares in the aggregate; provided, that the class and aggregate number of shares which may be subject to the Options granted hereunder shall be subject to adjustment in accordance with the provisions of Section 11 of this Plan. Such shares may be treasury shares or authorized but unissued shares.

          If any outstanding Option for any reason shall expire or terminate by reason of the death of the optionee or the fact that the optionee ceases to be a director, the surrender of any such Option, or any other cause, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option under this Plan.

          4. GRANT OF OPTIONS.

          a. Formula Grants.

          i. Directors on the Effective Date of the Amendment and Restatement of this Plan. Subject to the provisions of Section 15 hereof, there shall be granted to each person who is a Non-Employee Director, upon the effective date of the amendment and restatement of this Plan, an Option to purchase 25,000 shares of the Common Stock at a per share Option Price equal to the fair market value (as defined in Subsection 4(a)(iv) below) of a share of Common Stock on such date.

          ii. Directors Elected after the Effective Date of the Amendment and Restatement of this Plan. Subject to the provisions of Section 15 hereof, for so long as this Plan is in effect and shares are available for the grant of Options hereunder, each person who is not otherwise an employee of the Company, and who is first elected to the Board of Directors after the effective date of the amendment and restatement of this Plan, shall be granted, on the date of his election, an Option to purchase 25,000 shares of Common Stock (such number of shares being subject to the adjustments provided in Section 11 of this Plan) at a per share Option Price equal to the fair market value of a share of Common Stock on such date.

          iii. Annual Grants. On December 31 of each year that this Plan is in effect (commencing with December 31, 1996), each Non-Employee Director who is in office on that day (provided that such Non-Employee Director has served as a director for at least six months prior to such date) shall automatically receive an Option to purchase 7,500 shares of Common Stock (such number of shares being subject to the adjustments provided in Section 11 of this Plan) at a per share Option Price equal to the fair market value of a share of Common Stock on such date.

          iv. Fair Market Value. For purposes of this Section 4, the "fair market value" of a share of Common Stock as of any particular date shall mean (i) if the Common Stock is listed or admitted to trading on any securities exchange or on the National Association of Securities Dealers (the "NASD") Automated Quotation System ("Nasdaq") National Market, the closing price on such day on the principal securities exchange or on the Nasdaq National Market on which the Common Stock is traded or quoted, or if such day is not a trading day for such securities exchange or the Nasdaq National Market, the closing price on the first preceding day that was a trading day, (ii) if the Common Stock is not then listed or admitted to trading on any securities exchange or on the Nasdaq National Market, the closing bid price on such day as reported by the NASD, or if no such price is reported by the NASD for such day, the closing bid price as reported by the NASD on the first preceding day for which such price is available, and
     (iii) if the Common Stock is not then listed or admitted to trading on any securities exchange or on the Nasdaq National Market and no such closing bid price is reported by the NASD, as determined by the Committee in good faith.

          v. No Discretion with Respect to Formula Grants. The selection of Non-Employee Directors to whom Options are to be granted pursuant to this
     Section 4(a), the number of shares subject to any such Option, the exercise price of any such Option and the term of any such Option shall be as provided herein and the Committee shall have no discretion as to such matters.

          b. Discretionary Grants. The Committee may from time to time authorize grants to any Non-Employee Director (provided that no such grant may be made to a Non-Employee Director who is a member of the Committee, and that no such grant may be made that would prevent the members of the Committee from constituting "disinterested persons" within the meaning of Rule 16b-3) of Options to purchase shares of Common Stock upon such terms and conditions as it may determine in accordance with the following provisions:

          i. Each grant will specify the number of shares of Common Stock to which the Option granted pertains.

          ii. Each grant will specify the Option Price of the Option, which may be less than, equal to or greater than the fair market value of a share of Common Stock on the date of grant.

          iii. Each grant may specify the required period or periods of continuous service by the grantee with the Company and/or the other conditions of vesting (if any) before the Option or installments thereof will become exercisable.

          c. Outstanding Options. The amendment and restatement of this Plan shall not affect the terms and conditions of any Options (including terms relating to the vesting and term thereof) outstanding under this Plan on the effective date of such amendment and restatement.

          5. VESTING AND TERM OF OPTIONS.

          Each Option granted under Section 4(a) of this Plan shall vest in full and be exercisable to purchase all of the shares of Common Stock subject to the Option on the date on which the Option was granted, and each Option granted under Section 4(b) of this Plan shall vest and be exercisable to purchase the number of shares subject to the Option at such times and upon such conditions as may be established by the Committee on the date of grant, subject in each case to earlier termination as provided in Section 8 of this Plan. Each Option granted under this Plan shall expire on the tenth anniversary of the date on which the Option was granted.

          6. EXERCISE OF OPTIONS.

          An optionee may exercise his Option by delivering to the Company a written notice stating (a) that such optionee wishes to exercise such Option on the date such notice is so delivered, (b) the number of shares of Common Stock with respect to which such Option is to be exercised and (c) the address to which the certificate representing such shares of stock should be mailed. To be effective, such written notice shall be accompanied by payment of the Option Price of each of such shares of Common Stock. Each such payment shall be made by cash, cashier's check or bank draft drawn on a national banking association or postal or express money order, payable to the order of the Company in United States dollars.

          Any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of an optionee if (i) the broker-dealer has received from the optionee or the Company a duly endorsed agreement evidencing such Option and instructions signed by the optionee requesting the Company to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Participant and specifying the account into which such shares should be deposited, (ii) adequate provision has been made with respect to the payment of any withholding taxes due on such exercise and (iii) the broker-dealer and the optionee have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220.

          As promptly as practicable after the receipt by the Company, in the form required by the foregoing provisions of this Section 6, of (a) such written notice from the optionee and (b) payment, of the Option Price of the shares of stock with respect to which such Option is to be exercised, the Company shall deliver to such optionee a certificate representing the number of shares of stock with respect to which such Option has been so exercised registered in the name of such optionee, provided that such delivery shall be considered to have been made when such certificate shall have been mailed, postage prepaid, to such optionee at the address specified for such purpose in such written notice from the optionee to the Company.

          7. TRANSFERABILITY OF OPTIONS.

          Options shall not be transferable by the optionee otherwise than by will or under the laws of descent and distribution.

          8. TERMINATION.

          Except as may be otherwise expressly provided in this Plan or otherwise determined by the Committee, each Option, to the extent it shall not have been exercised previously, shall terminate on the earliest of the following:

          (a) On the last day of the 24 month period commencing on the date on which the optionee ceases to be a member of the Company's Board of Directors, for any reason other than the death of the optionee, during which period the optionee shall be entitled to exercise all Options held by the optionee on the date on which the optionee ceased to be a member of the Company's Board of Directors which could have been exercised on such date;

          (b) On the last day of the six-month period commencing on the date of the optionee's death while serving as a member of the Company's Board of Directors, during which period the executor or administrator of the optionee's estate or the person or persons to whom the optionee's Option shall have been transferred by will or the laws of descent or distribution, shall be entitled to exercise all Options in respect of the number of shares that the optionee would have been entitled to purchase had the optionee exercised such Options on the date of his death; or

          (c) Ten years after the date of grant of such Option.

          9. REQUIREMENTS OF LAW.

          The Company shall not be required to sell or issue any shares under any Option if the issuance of such shares shall constitute a violation by the optionee or the Company of any provisions of any law or regulation of any governmental authority. Each Option granted under this Plan shall be subject to the requirement that, if at any time the Board of Directors of the Company or the Committee shall determine that (i) the listing, registration or qualification of the shares subject thereto upon any securities exchange or under any state or federal law of the United States or of any other country or governmental subdivision thereof, (ii) the consent or approval of any governmental regulatory body, or (iii) the making of investment or other representations, are necessary or desirable in connection with the issue or purchase of shares subject thereto, no such Option may be exercised in whole or in part unless such listing, registration, qualification, consent, approval or representation shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. Any determination in this connection by the Committee shall be final, binding and conclusive. If the shares issuable on exercise of an Option are not registered under the Securities Act of 1933, the Company may imprint on the certificate for such shares the following legend or any legend which counsel for the Company considers necessary or advisable to comply with the Securities Act of 1933:

     THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON RECEIPT BY THE CORPORATION OF AN OPINION OF
     COUNSEL SATISFACTORY TO THE CORPORATION, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.

     The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereinafter amended) and, if any shares are so registered, the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation or any governmental authority.

          10. NO RIGHTS AS STOCKHOLDER.

          No optionee shall have rights as a stockholder with respect to shares covered by his Option until the date of issuance of a stock certificate for such shares; and, except as otherwise provided in Section 11 hereof, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate.

          11. CHANGES IN THE COMPANY'S CAPITAL STRUCTURE.

          The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any of all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving consideration therefor in money, services or property, then (a) the number, class and per share price of shares of stock subject to outstanding Options hereunder shall be appropriately adjusted in such a manner as to entitle an optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the same total number and class or classes of shares as he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares then reserved for issuance under this Plan and the number of shares to be subject to the grants to be made pursuant to Section 4(a)(ii) and (iii) shall be adjusted by substituting for the total number and class of shares of stock then reserved or subject to grant the number and class or classes or shares of stock that would have been received by the owner of an equal number of outstanding shares of Common Stock as the result of the event requiring the adjustment, disregarding any fractional shares.

          If the Company merges or consolidates with another corporation, whether or not the Company is a surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets while unexercised Options remain outstanding under this Plan, or if any "person" (as that term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing greater than 50% of the combined voting power of the Company's then outstanding securities, after the effective date of such merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive, in lieu of shares of Common Stock, the number and class or classes of shares of such stock or other securities or property to which such holder would have been entitled if, immediately prior to such merger, consolidation, liquidation, sale or other disposition, such holder had been the holder of record of a number of shares of Common Stock equal to the number of shares as to which such Option may be exercised.

          Except as otherwise expressly provided in this Plan, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options.

          12. AMENDMENT OR TERMINATION OF PLAN.

          The Board of Directors may modify, revise or terminate this Plan at any time and from time to time; provided, however, that without the further approval of the holders of at least a majority of the outstanding shares of voting stock, or if the provisions of the corporate charter, bylaws or applicable state law prescribes a greater degree of stockholder approval for this action, without the degree of stockholder approval thus required, the Board of Directors may not (a) materially increase the benefits accruing to participants under this Plan; (b) materially increase the number of shares of Common Stock that may be issued under this Plan; or (c) materially modify the requirements as to eligibility for participation in this Plan, unless, in each such case, the Board of Directors of the Company shall have obtained an opinion of legal counsel to the effect that stockholder approval of the amendment is not required (x) by law, (y) by the rules and regulations of, or any agreement with, the National Association of Securities Dealers, Inc. or (z) to make available to the optionee with respect to any Option granted under this Plan the benefits of Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act"), or any similar or successor rule. In addition, this Plan may not be amended more than once every six months with respect to the plan provisions referred to in Rule 16b-3(c)(2)(ii)(A) under the 1934 Act other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. All Options granted under this Plan shall be subject to the terms and provisions of this Plan and any amendment, modification or revision of this Plan shall be deemed to amend, modify or revise all Options outstanding under this Plan at the time of such amendment, modification or revision. If this Plan is terminated by action of the Board of Directors, all outstanding Options may be terminated.

          13. WRITTEN AGREEMENT.

          Each Option granted hereunder shall be embodied in a written option agreement, which shall be subject to the terms and conditions prescribed above, and shall be signed by the optionee and by the appropriate officer of the Company for and in the name and on behalf of the Company. Such an option agreement shall contain such other provisions as the Committee in its discretion shall deem advisable.

          14. INDEMNIFICATION OF COMMITTEE AND BOARD OF DIRECTORS.

          The Company shall, to the fullest extent permitted by law, indemnify, defend and hold harmless any person who at any time is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) in any way relating to or arising out of this Plan or any Option or Options granted hereunder by reason of the fact that such person is or was at any time a director of the Company or a member of the Committee against judgments, fines, penalties, settlements and reasonable expenses (including attorney's fees) actually incurred by such person in connection with such action, suit or proceeding. This right of indemnification shall inure to the benefit of the heirs, executors and administrators of each such person and is in addition to all other rights to which such person may be entitled by virtue of the bylaws of the Company or as a matter of law, contract or otherwise.

          15. EFFECTIVE DATE OF AMENDED AND RESTATED PLAN.

          The amendment and restatement of this Plan shall become effective, subject to stockholder approval, on November 14, 1995. The amendment and restatement of this Plan, and all Options granted pursuant to the amendment and restatement of this Plan prior to stockholder approval, shall be void and of no further force and effect unless the amendment and restatement of this Plan shall have been approved by the requisite vote of the stockholders entitled to vote at a meeting of the stockholders of the Company called for such purpose prior to July 30, 1996. In the event such stockholder approval is not obtained, this Plan shall continue in existence with the terms and conditions in effect prior to the effective date of the amendment and restatement provided for hereby. No Option shall be granted pursuant to this Plan on or after September 30, 2003.